Exhibit 2.2
                                                                -----------

     FIRST AMENDMENT dated as of May 2, 2002 (this "Amendment"), to the Purchase Agreement dated as of January 12, 2002 (the "Purchase Agreement"), by and among Rodamco North America, N.V. in liquidatie, an investment company with variable capital, incorporated under the laws of The Netherlands ("Target"), Westfield America Limited Partnership, a Delaware limited partnership, Westfield Growth, LP, a Delaware limited partnership ("Wallaby Acquisition Sub"), Simon Property Group, L.P., a Delaware limited partnership, Hoosier Acquisition, LLC, a Delaware limited liability company ("Hoosier Acquisition Sub"), The Rouse Company, a Maryland corporation, and Terrapin Acquisition, LLC, a Maryland limited liability company ("Terrapin Acquisition Sub" and, together with Wallaby Acquisition Sub and Hoosier Acquisition Sub, "Purchasers"; Purchasers are sometimes referred to herein individually as "Purchaser"). Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Purchase Agreement.

     WHEREAS, pursuant to the Purchase Agreement, Target has agreed to sell to Purchasers, and Purchasers have agreed to purchase from Target, the Assets; and

     WHEREAS, Purchasers and Target desire to modify the Purchase Agreement in accordance with the provisions of Section 9.9 thereof.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Amendments to the Purchase Agreement.
                ------------------------------------

     (a) The definition of "Australian Amount" contained in Section 1.1 of the Purchase Agreement is deleted in its entirety and the following substituted therefor:

          "Australian Amount" means the sum of (i) 0.498508437% of the amount in Euros payable solely in respect of the common stock of Hexalon in connection with the merger contemplated by the Hexalon Merger Agreement plus (ii) an amount (the "Waiver Amount") in Euros equal to $1,541,500.80 converted at the Noon Buying Rate published by the Federal Reserve Bank in New York City on the date two (2) days prior to the Closing, the aggregate of which shall in no event exceed
     (euro)7,300,000.

     (b) The definition of "Protocol" contained in Section 1.1 of the Purchase Agreement is deleted in its entirety and the following substituted therefor:

          "Protocol" means the Amended and Restated Distribution and Liquidation Protocol, dated as of April 30, 2002, among Purchasers, the Parent Entities and Target.

     (c) The definition of "Retained Assets" contained in Section 1.1 of the Purchase Agreement is deleted in its entirety and the following substituted therefor:

          "Retained Assets" means the Purchase Price (reduced by an amount equal to (x) the Waiver Amount less (y) the aggregate amount paid by Target to Minority Stockholders who validly deliver a Release and Waiver on or before the Expiration Date (each as defined in the Solicitation Statement) in accordance with the terms of the Solicitation Statement, any proceeds thereof, any rights of Target under the Transaction Documents and any equity interests in the Target Non-Purchased Entities.

     (d) Section 1.1 of the Purchase Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

          "Hexalon Merger Agreement" means the Merger Agreement, dated as of May 3, 2002, by and among Hexalon, HRE Merger Co., Inc. and Hex Holdings, LLC."

          "Solicitation Statement" means the Release and Waiver
     Solicitation Statement of Target, dated as of April 15, 2002, and supplemented as of May 3, 2002, attached as Exhibit D hereto."

     (e) All references in the Purchase Agreement to "H&T" are hereby deleted and the word "WH&T" is hereby substituted in replacement thereof.

     (f) Section 2.2(b) shall be amended by adding the following sentence at the end of Section 2.2(b):

          "All such payments by Purchasers to the applicable sellers of assets shall be considered as partial payments of the Purchase Price."

     (g) Section 2.3(b)(ii) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          (ii) liabilities that arise from any act or omission of any agent, officer, managing or supervisory director or employee of Target or any Target Non-Purchased Entity that occurs after the Closing Date, other than liabilities (other than Excluded Taxes) that arise out of the good faith actions of any agent, officer, employee, managing or supervisory director or liquidator of any Target Non-Purchased Entity taken, and reasonably necessary to effect the distribution of the Purchase Price to Target's shareholders and the liquidation of the Target Non-Purchased Entities, each in accordance with the terms and conditions of the Protocol;

     (h) Section 2.3(b)(iii) of the Purchase Agreement is hereby amended by deleting the word "and" at the end thereof.

     (i) Section 2.3(b)(iv) of the Purchase Agreement is hereby amended by deleting the period (".") at the end of the subparagraph and adding "; and" at the end thereof.

     (j) Section 2.3(b) of the Purchase Agreement is hereby amended by adding the following subparagraph after subparagraph (iv) therein as follows:

          (v) any and all obligations and liabilities arising from the issuance by Target, formerly known as Rodamco N.V., of $350,000,000 7.30% Notes due 2005 and $150,000,000 7.75% Notes due 2015
     (collectively, the "Notes") and arising from that certain Indenture, dated as of May 15, 1995 (as amended to date, the "Indenture"), between Rodamco N.V. and State Street Bank and Trust Company, as trustee (the "Trustee"), pursuant to which the Notes were issued, except for the obligations and liabilities arising under Article VI of the Indenture, which obligations shall be Assumed Liabilities hereunder.

     (k) The first sentence of Section 5.11(a) of the Purchase Agreement is hereby amended and restated as follows:

          It is understood and agreed that, subject to the limitations on indemnification under applicable law, Hoosier, Terrapin and Wallaby (the "Indemnifying Parties") shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, for a period of six years following the Closing, (x) each present and former managing or supervisory director, officer and employee of the Target or any Target Subsidiary against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation (collectively, "Losses") arising out of any action taken or omission occurring, in his or her capacity as a managing or supervisory director, officer or employee of the Target or any Target Subsidiary, at or prior to the Closing Date, (y) each present and former managing or supervisory director, officer and employee of any Target Non-Purchased Entity against any Losses arising out of his or her good faith actions in connection with the distribution of the Purchase Price to Target's shareholders and the liquidation of the Target Non-Purchased Entities, in each case, in accordance with the terms and conditions of the Protocol and (z) each liquidator of a Target Non-Purchased Entity who is duly appointed by the shareholders of such entity (which liquidators for Target shall initially be Peter Allen, Gerald E. Egan, Lee M. Letchford, Daniel S. Weaver and Timothy C. Koster) (together with the persons with indemnification rights pursuant to clauses (x) and (y) above, collectively, the "Indemnified Parties"), against any Losses arising out of his or her good faith actions in connection with the distribution of the Purchase Price to Target's shareholders and the liquidation of the Target Non-Purchased Entities in accordance with the terms and conditions of the Protocol; provided, that the Indemnifying Parties shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld).

     (l) Section 5.11(b) of the Purchase Agreement is hereby amended and restated as follows:

          (b) For a period of six years after the Closing Date, the Indemnifying Parties will maintain in effect the existing directors' and officers' liability insurance covering the Indemnified Parties who are currently covered by Target's and the Target Subsidiaries' officers and directors liability insurance policies (copies of which policies have been provided to Purchasers) on terms not less favorable than those in effect on the date hereof in terms of coverage and amounts and which provide coverage to Peter Allen, Gerald E. Egan, Lee
     M. Letchford, Daniel S. Weaver and Timothy C. Koster as to claims arising out of the good faith actions of such persons in connection with the distribution of the Purchase Price to Target's shareholders and the liquidation of the Target Non-Purchased Entities, in each case in accordance with the terms and conditions of the Protocol; provided, however, that if the aggregate annual premiums for such insurance at any time during such period exceed the per annum rate of premium paid by Target for such insurance as of the date of this Agreement, then the Indemnifying Parties shall provide the maximum coverage that will then be available at an annual premium equal to 175% of such per annum rate as of the date of this Agreement.

     (m) Section 5.11(f) of the Purchase Agreement is hereby amended by adding the following sentence at the end of Section 5.11(f):

          Following the Closing, Purchasers and the Purchaser Designees shall indemnify and hold harmless Target against any claims arising in respect of the Notes or the Indenture.

     (n) Article V of the Purchase Agreement is hereby amended by inserting the following Section 5.17 and Section 5.18 at the end of such Article:

          SECTION 5.17 Hexalon. On or before the Closing Date, Target shall cause Hexalon to (i) adopt a plan of liquidation in a form satisfactory to the Purchasers and (ii) enter into the Hexalon Merger Agreement, pursuant to the terms of which HRE Merger Co., Inc., a Delaware corporation ("Hexalon Acquisition Sub"), will merge with and into Hexalon, with Hexalon as the surviving entity. On the Closing Date, Target shall cause Hexalon to sell, and the Purchasers shall purchase (or cause their designees to purchase) such assets as the Purchasers designate. On the Closing Date, in accordance with the provisions of the Hexalon Merger Agreement, Target and Purchasers shall cause Hexalon to merge with Hexalon Acquisition Sub and certificates representing shares of common stock in Hexalon shall automatically be converted into the right to receive cash per share equal to the per share merger consideration as set forth in the Hexalon Merger Agreement (the "Merger Consideration"). On the Closing Date, Purchasers agree to cause Hexalon to (i) pay the Merger Consideration payable in respect of the shares of common stock of Hexalon owned of record by any Target Non-Purchased Entity to such record holder, subject solely to delivery of a receipt in form and substance satisfactory to Purchasers and (ii) deposit the balance of the Merger Consideration with a paying agent under terms and conditions reasonably satisfactory to Target.

          SECTION 5.18. Notes. At the Closing, the Purchasers shall cause to be delivered, on behalf of Target, to the trustee or escrow agent described below an amount of cash and/or U.S. government securities (the "Notes Contribution") sufficient to fund any remaining principal and interest payments on the Notes (the "Note Payments") as those payments become due. Target is only authorized to use, and covenants that it shall only use, the Notes Contribution to fund an irrevocable trust with the Trustee, another trustee or an escrow agent approved by the Purchasers for the benefit of the holders of the Notes to satisfy the Note Payments. The irrevocable trust agreement shall be in the form and on the terms as set forth in Exhibit E attached hereto or in such other form or on such other terms as the Purchasers shall agree.

     (o) Section 9.16 of the Purchase Agreement is hereby amended and restated as follows:

          SECTION 9.16 Joint and Several Obligations. Subject to the following proviso, all obligations of any Purchaser Party hereunder shall be joint and several obligations of all of the Purchaser Parties; provided, however, that no obligation of a Purchaser under
     Section 2.3, the second sentence of Section 5.11(f) or Article VI hereof shall be a joint and several obligation of any Parent Entity.

     (p) The Solicitation Statement attached hereto as Annex A shall be attached to the Purchase Agreement as Exhibit D thereto.

     (q) The Irrevocable Trust Agreement attached hereto as Annex B shall be attached to the Purchase Agreement as Exhibit E thereto.

     (r) Schedule 1.1 "Target Non-Purchased Entities" to the Target Disclosure Letter is hereby amended and restated in its entirety to read as set forth in Annex C hereto.

     Section 2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state, without regard to conflicts of law principles. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York.

     Section 3. Headings. The headings of this Amendment are for purposes of convenience only and shall affect the meaning or interpretation of this Amendment.

     Section 4. Counterparts. This Amendment may be executed (including by facsimile transmission) with counterpart signature pages or in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     Section 5. Effect of Amendment. Except as expressly amended by this Amendment, the Purchase Agreement shall remain in full force and effect as the same was in effect immediately prior to the effectiveness of this Amendment. All references in the Purchase Agreement to "this Agreement" shall be deemed to refer to the Purchase Agreement as amended by this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.



                                      RODAMCO NORTH AMERICA, N.V.
                                      IN LIQUIDATIE

                                      By: /s/ Gerald E. Egan
                                         -------------------------
                                         Name:  Gerald E. Egan
                                         Title: Chief Executive Officer

                                      By: /s/ Daniel S. Weaver
                                         -------------------------
                                         Name:  Daniel S. Weaver
                                         Title: Chief Financial Officer



                                      WESTFIELD AMERICA LIMITED PARTNERSHIP

                                      By:  Westfield America, Inc., its general
                                           partner

                                      By: /s/ Peter S. Lowy
                                         -------------------------
                                         Name:  Peter S. Lowy
                                         Title: President and Chief Executive
                                                Officer



                                      WESTFIELD GROWTH, LP

                                      By:  Westfield Growth II, LP, its general
                                           partner

                                      By:  Westfield Centers, LLC, its general
                                           partner

                                      By:  Westfield America Limited
                                           Partnership, its sole member

                                      By:  Westfield America, Inc., its general
                                           partner

                                      By: /s/ Peter S. Lowy
                                         -------------------------
                                         Name:  Peter S. Lowy
                                         Title: President and Chief Executive
                                                Officer

                                      SIMON PROPERTY GROUP, L.P.

                                      By:  Simon Property Group,
                                           Inc., its general partner

                                      By: /s/ Steve Sterrett
                                         -------------------------
                                         Name:  Steve Sterrett
                                         Title: Chief Financial Officer



                                      HOOSIER ACQUISITION, LLC

                                      By:  Simon Property Group, L.P., its
                                           managing member

                                      By:  Simon Property Group, Inc., its
                                           general partner

                                      By: /s/ Steve Sterrett
                                         -------------------------
                                         Name:  Steve Sterrett
                                         Title: Chief Financial Officer



                                      THE ROUSE COMPANY

                                      By: /s/ Anthony Mifsud
                                         -------------------------
                                         Name:  Anthony Mifsud
                                         Title: Vice President



                                      TERRAPIN ACQUISITION, LLC

                                      By: TRCGP, Inc., its managing member

                                      By: /s/ Anthony Mifsud
                                         -------------------------
                                         Name:  Anthony Mifsud
                                         Title: Vice President